Exhibit 99.1

J.B. Hunt Transport Services, Inc.	Contact: A. Brad Delco
615 J.B. Hunt Corporate Drive	Vice President, Finance & Investor Relations
Lowell, Arkansas 72745	(479) 820-2723
(NASDAQ: JBHT)

FOR IMMEDIATE RELEASE

J.B. HUNT TRANSPORT SERVICES, INC. ANNOUNCES REMOTE AUDIO ACCESS
TO ANNUAL MEETING OF STOCKHOLDERS

LOWELL, Ark., April 8, 2021 - J.B. Hunt Transport Services, Inc., (NASDAQ: JBHT) (the “Company”) announced today that, due to the ongoing public health impact of the COVID-19 pandemic, the Company will provide audio conference call access for stockholders to listen remotely to its Annual Meeting of Stockholders. As previously announced, the Company’s Annual Meeting of Stockholders will be held Thursday, April 22, 2021, at 10:00 a.m. (CDT) at the Company’s corporate headquarters, located at 615 J.B. Hunt Corporate Drive in Lowell, Arkansas.

The Company encourages stockholders as of February 16, 2021 (the “Record Date”), to take advantage of this remote opportunity considering current public health conditions. The 2021 Annual Meeting will consist of official business only. Management does not plan to present an informal business update during the meeting.

The audio conference call of the 2021 Annual Meeting of Stockholders will be available live during the meeting on April 22, 2021. This will be a listen-only feature. Stockholders as of the Record Date who wish to remotely listen to the meeting must register here before 10:00 a.m. (CDT) on April 21, 2021, to receive a dial-in number, personal access code and meeting agenda.

To protect the health and safety of those attending the Annual Meeting, only stockholders as of the Record Date will be entitled to attend the meeting or any adjournments thereof. All in-person attendees, excluding preauthorized employees, must notify the Company of their intention to attend the Annual Meeting in-person before 10:00 a.m. (CDT) on April 21, 2021, by emailing Amy.Bain@JBHunt.com or calling 479-820-8111. In-person attendees must also:

●	respond to the Company’s COVID-19 visitor screening questionnaire prior to attendance and upon arrival;
●	wear a face covering at all times while inside the Company’s corporate buildings;
●	maintain a minimum six-foot distance from others at all times while inside the Company’s corporate buildings; and
●

if shares are held through a broker, bank or other nominee (beneficial owners), provide proof of stock ownership as of the Record Date, such as a brokerage or account statement, before being admitted to the meeting.

Stockholders voting their shares by proxy do not need to attend the Annual Meeting, unless they wish to revoke their proxy and vote in-person. Stockholders who choose to listen to the meeting remotely will need to submit their proxy prior to the Annual Meeting if they wish to have their shares voted at the meeting. The Company urges all stockholders of record as of the Record Date to promptly submit their proxy by completing, signing, dating and mailing the previously provided proxy card; by voting online; or by calling the toll-free telephone number listed on the proxy card. The Company will publish final voting results of the Annual Meeting on a Form 8-K within four business days after the Annual Meeting.

This press release may contain forward-looking statements, which are based on information currently available. Actual results may differ materially from those currently anticipated due to a few factors, including, but not limited to, those discussed in Item 1A of our Annual Report filed on Form 10-K for the year ended December 31, 2020. We assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason. This press release and additional information will be available immediately to interested parties on our website, www.jbhunt.com.

About J.B. Hunt

J.B. Hunt Transport Services, Inc., an S&P 500 company, provides innovative supply chain solutions for a variety of customers throughout North America. Utilizing an integrated, multimodal approach, the company applies technology-driven methods to create the best solution for each customer, adding efficiency, flexibility, and value to their operations. J.B. Hunt services include intermodal, dedicated, refrigerated, truckload, less-than-truckload, flatbed, single source, final mile, and more. J.B. Hunt Transport Services, Inc. stock trades on NASDAQ under the ticker symbol JBHT and is a component of the Dow Jones Transportation Average. J.B. Hunt Transport, Inc. is a wholly owned subsidiary of JBHT. For more information, visit www.jbhunt.com.